UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) : November 21, 2006
VECTOR GROUP LTD.
(Exact Name of Registrant as Specified in Its Charter)
DELAWARE
(State or Other Jurisdiction of Incorporation)

1-5759	65-0949535

(Commission File Number)	(I.R.S. Employer Identification No.)

100 S.E. Second Street, Miami, Florida	33131

(Address of Principal Executive Offices)	(Zip Code)
(305) 579-8000
(Registrant’s Telephone Number, Including Area Code)
(Not Applicable)
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities
     On November 21, 2006, the Board of Directors of Vector Group Ltd. determined to discontinue the genetics operation of our subsidiary, Vector Research Ltd., and, not to pursue, at this time, FDA approval of Quest as a smoking cessation aide, due to the projected significant additional time and expense involved in seeking such approval. In connection with this decision, we are eliminating 12 full-time positions effective December 31, 2006.
     As a result of these actions, we currently expect to realize annual cost savings in excess of $4 million beginning in 2007. We will recognize pre-tax restructuring charges of approximately $2.67 million, primarily during the fourth quarter of 2006. Approximately $1.84 million of these charges represent non-cash items. The restructuring charges are currently estimated to include approximately $480,000 relating to employee severance and benefit costs, approximately $330,000 for contract termination and other associated costs, approximately $954,000 for asset impairment and approximately $890,000 in inventory write-offs.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTOR GROUP LTD.
By:	/s/ J. Bryant Kirkland, III
J. Bryant Kirkland III
Vice President and Chief Financial Officer

Date: November 22, 2006

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